UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

November 20, 2012

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AETRIUM INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 20, 2012, Aetrium Incorporated adopted the following amendments to its bylaws (marked to show changes from the previous provisions):

1.     Article II, Section 8 is amended and replaced in its entirety as follows:

Section 8. Quorum and Adjournment. The holders of a majority of the voting power of the shares present in person or by proxy entitled to vote at a meeting shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the ~~shareholders entitled to vote thereat, present in person or represented by proxy~~ Chairman of the meeting shall have the sole power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

2.     Article II, Section 12 is amended and replaced in its entirety as follows:

Section 12. Organization of Meetings. The Chief Executive Officer, ~~shall preside at all meetings of the shareholders, and in his or her absence,~~ the Chief Administrative officer or the Treasurer ~~Chief Financial Officer~~ shall ~~act~~ preside as Chairman ~~The Secretary shall act as secretary of~~ at all meetings of the shareholders~~, or in his or her absence any person appointed by the Chairman shall act as secretary~~.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By: /s/ Douglas L. Hemer

Douglas L. Hemer

Chief Administrative Officer and Secretary

Dated: November 26, 2012